UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – July 9, 2010

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6961

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

    CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 9, 2010, QEP Resources, Inc. issued a press release announcing that it had commenced change of control offers to purchase any and all of each series of its outstanding senior notes. The offers to purchase are required because of provisions in the Company’s indenture (and related instruments) relating to a change of control of the Company. The change of control provision has been triggered as a result of the June 30, 2010, spin-off by Questar Corporation to its shareholders of 100% of the stock of the Company and the subsequent downgrade of the credit ratings of the Company’s senior unsecured debt to below investment grade by Moody’s Investors Service and by Standard and Poor’s which occurred on July 2, 2010. The Company has adequate availability under its committed credit facilities to fund the offers to purchase.  A copy of the press release announcing the change of control offers to purchase is filed as Exhibit 99.3 hereto.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Exhibit

     99.1

Press Release issued July 9, 2010 by QEP Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP RESOURCES, INC.

  (Registrant)

July 12, 2010

/s/Richard J. Doleshek

Richard J. Doleshek

Executive Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

     99.1

Press Release issued July 9, 2010 by QEP Resources, Inc.

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